UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 15, 2006

First Citizens Banc Corp

(Exact name of Registrant as specified in its charter)

Ohio	0-25980	34-1558688

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870

(Address of principle executive offices)
Registrant’s telephone number, including area code: (419) 625-4121

N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On August 15, 2006 the Board of Directors of First Citizens Banc Corp accepted the resignation of Robert L. Bordner from the Board of Directors. Mr. Bordner’s term is set to expire in 2008, but he is resigning at this time due to personal reasons. Mr. Bordner’s resignation will be effective August 31, 2006.
Additionally, on August 15, 2006, the Board of Directors appointed James O. Miller to fill the vacancy for the remainder of Mr. Bordner’s term. In addition to the Board of Directors, Mr. Miller will also serve on the Asset/Liability Management Committee. Mr. Miller has held the position of Executive Vice President of First Citizens Banc Corp since 1998 and the position of Chief Executive Officer of The Citizens Banking Company since 2005, and will continue to hold both positions while becoming a board member.
There are no understandings or arrangements between Mr. Miller and any other person pursuant to which Mr. Miller was selected as a member of the Board of Directors. Furthermore, since December 31, 2005 Mr. Miller has not entered into a transaction to which First Citizens Banc Corp or any of its subsidiaries is a party in which the amount involved exceeds $60,000, and no such transaction is proposed.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Citizens Banc Corp

(Registrant)

Date: August 30, 2006	/s/ James O. Miller James O. Miller, Executive Vice President